ЧЕТВЕРТАЯ ПОПРАВКА К СОГЛАШЕНИЮ ОБ УЧАСТИИ

Настоящая ЧЕТВЕРТАЯ ПОПРАВКА К СОГЛАШЕНИЮ ОБ УЧАСТИИ («Четвертая поправка») заключена 29 апреля 2015 года («Дата вступления в силу») между компанией

«Кливленд БиоЛэбс, Инк» (Cleveland BioLabs, Inc.), зарегистрированной в штате Делавэр («CBL»),

обществом с ограниченной ответственностью «Управляющая Компания «Биопроцесс Кэпитал Партнерс» Д.У. Закрытого паевого инвестиционного фонда особо рисковых (венчурных) инвестиций «Биопроцесс Кэпитал Венчурс», созданным по законодательству Российской Федерации («БКП») и

российским гражданином г-ном Михаилом Александровичем Могутовым.

ПРЕАМБУЛА

A. CBL и БКП заключили определенное Соглашение об участии от 30 декабря 2009 года («Соглашение об участии»), дополненное Первой поправкой к Соглашению об участии от 13 апреля 2010 г. («Первая Поправка»), Второй поправкой к Соглашению об участии от 22 ноября 2013 г. («Вторая Поправка») и Третьей поправкой к Соглашению об участии от 17 июня 2014 г. («Третья Поправка»), касающееся управления обществом с ограниченной ответственностью «Инкурон», созданного по законодательству Российской Федерации («Общество»), его образования и формирования его капитала; и

B. 29 апреля 2015 Михаил Александрович Могутов приобрел 35,22% долей Общества путем покупки долей у CBL.

С УЧЕТОМ ВЫШЕУКАЗАННОГО, на основании вышеизложенных условий и взаимных обязательств, указанных далее, Стороны внесли нижеследующие изменения в Соглашение об участии:

1. Определения. Все термины, начинающиеся с заглавных букв, не определенные в настоящей Четвертой Поправке, имеют значения, указанные для них в Соглашении об Участии.

FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

This FOURTH AMENDMENT TO THE PARTICIPATION AGREEMENT (the "Fourth Amendment") is executed on April 29, 2015 ("Effective Date") by and between

Cleveland BioLabs, Inc., a Delaware corporation ("CBL"),

Limited Liability Company Bioprocess Capital Partners, a company duly organized and existing under the laws of the Russian Federation ("BCP"), a management company of the venture fund Bioprocess Capital Ventures, and

Russian citizen Mr. Mikhail Alexandrovich Mogutov.

RECITALS

A. CBL and BCP have entered into that certain Participation Agreement dated as of December 30, 2009 (the "Participation Agreement"), as amended by the First Amendment to Participation Agreement dated as of April 13, 2010 (the "First Amendment"), amended by the Second Amendment to Participation Agreement dated as of November 22, 2013 (the "Second Amendment") and further amended by the Third Amendment to Participation Agreement dated as of June 17, 2014 (the "Third Amendment"), with regard to the management of Limited Liability Company Incuron, a company duly organized and existing under the laws of the Russian Federation (the "Company"), its formation and capital funding; and

B. On April 29, 2015 Mikhail Alexandrovich Mogutov acquired 35.22% interest in the Company by purchase of the interest from CBL.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the Parties effected the following amendments to the Participation Agreement:

1. Definitions. All capitalized terms not defined in this Fourth Amendment shall have the meanings set forth for them in the Participation Agreement.

2. CBL и БКП договорились, что Раздел 4 Соглашения об участии (в том числе процедуры и последствия им предусмотренные) не будут применяться к продаже CBL принадлежащих ей долей участия Общества в пользу г-на Могутова или номинированных им лиц.

2. CBL and BCP have agreed that Section 4 of the Participation Agreement (including the procedures and consequences set forth therein) shall not apply to the sale by CBL of its interest in the Company to Mr. Mogutov or his nominees.

3. Раздел 3.1(b) Соглашения об участии будет полностью изменен и изложен в следующей редакции:

«(b) Совет директоров должен состоять из пяти (5) директоров, включающих:

(i) двух (2) директоров, номинированных БКП («Директора БКП»);

(ii) одного (1) директора, номинированного CBL («Директор CBL»); и

(ii) двух (2) директоров, номинированных г-ном Могутовым («Директора Могутова»).

3. Section 3.1(b) of the Participation Agreement shall be amended and restated in its entirety as set forth below:

"(b) The Board of Directors shall consist of five (5) directors, comprised as follows:

(i) two (2) directors nominated by BCP (the "BCP Directors");

(ii) one (1) director nominated by CBL (the "CBL Director"); and

(ii) two (2) directors nominated by Mr. Mogutov (the "Mogutov Directors").

4. Раздел 3.2(b) Соглашения об участии будет полностью изменен и изложен в следующей редакции:

«Несмотря на вышесказанное, необходимо согласие ста процентов (100%) членов Совета директоров для утверждения (пункты с (i) по (vi) ниже далее совместно именуются "Решения Квалифицированного Большинства»):

(i) стратегических решений, затрагивающих значительную часть Бизнеса, не предусмотренных в Бизнес-плане, в том числе любой сделки (нескольких взаимосвязанных сделок), выходящей за рамки обычной хозяйственной деятельности, которая, как ожидается, приведет к увеличению производственных расходов на сумму, превышающую 15 000 000 (пятнадцать миллионов) рублей (или эквивалент в любой другой валюте), но не превышающую по размеру двадцати пяти процентов (25%) стоимости имущества Общества, определенной на основании данных бухгалтерской отчетности за последний отчетный период, предшествующий дню принятия решения о совершении такой сделки; и

(ii) любого решения, касающегося капитальных вложений или финансирования Общества, не предусмотренных в Бизнес-плане, в

4. Section 3.2(b) of the Participation Agreement shall be amended and restated in its entirety as set forth below:

"Notwithstanding the foregoing, the consent of one hundred percent (100%) of the members of the Board of Directors shall be required to approve (collectively, (i) through (vi) below are hereinafter referred to as the "Supermajority Decisions"):

(i) strategic decisions affecting a substantial part of the Business not provided for in the Business Plan, including any transaction (a series of related transactions) outside the ordinary course of business which is expected to result in an increase in operating costs greater than fifteen million Russian Rubles (RU 15,000,000) (or its equivalent in any other currency), but not to exceed twenty five percent (25%) of the total asset value of the Company, as determined from the Company's accounts for the most recent accounting period preceding the day on which the decision to conclude such transaction is adopted; and

(ii) any decision relating to capital investments by, or the financing of, the Company not provided for in the Business Plan, including the provision or incurrence of

том числе предоставления или привлечения долгового финансирования или предоставления каких-либо гарантий, в каждом случае в объеме, превышающем 15 000 000 (пятнадцать миллионов) рублей (или эквивалент в любой другой валюте), в рамках одной сделки или нескольких взаимосвязанных сделок, но не превышающих по размеру двадцати пяти процентов (25%) стоимости имущества Общества, определенной на основании данных бухгалтерской отчетности за последний отчетный период, предшествующий дню принятия решения о совершении такой сделки; и

indebtedness or the provision of any guarantee, in each case with a value in excess of fifteen million Russian Rubles (RU 15,000,000) (or its equivalent in any other currency) whether in one transaction or in a series of related transactions, but not to exceed twenty five percent (25%) of the total asset value of the Company, as determined from the Company's accounts for the most recent accounting period preceding the day on which the decision to conclude such transaction is adopted; and

(iii) инвестировать в дочерние компании; покупать, финансировать, распоряжаться, или иметь дело с любыми ценными бумагами; и

(iii) create or invest in one or more subsidiary entities; acquire, finance, dispose of, or otherwise deal with securities of any kind of nature; and

(iv) любого действия, которое связано с переходом прав на интеллектуальную собственность Общества, но не превышающего по размеру двадцати пяти процентов (25%) стоимости имущества Общества, определенной на основании данных бухгалтерской отчетности за последний отчетный период, предшествующий дню принятия решения о совершении такой сделки, в том числе, но не ограничиваясь:

a) отчуждения патентов и предоставления лицензий на использование изобретений Общества в соответствии с существующими патентами;

b) продажи (передачи) прав интеллектуальной собственности, которые получают право защиты в качестве ноу-хау; предоставления лицензий на использование прав на ноу-хау; и

c) заключения любого соглашения с третьей стороной («Клиент») относительно осуществления научно-исследовательских работ, научно-исследовательских и опытно-конструкторских разработок, проектно-исследовательских разработок, что подпадает под передачу прав на объекты интеллектуальной собственности, возникающую из исполнения таких соглашений для Клиента или подпадает под право собственности на такие работы совместно с Клиентом в любой форме; и

(iv) any action involving the transfer of the intellectual property rights of the Company, but not to exceed twenty five percent (25%) of the total asset value of the Company as determined from the Company's accounts for the most recent accounting period preceding the day on which the decision to conclude such transaction is adopted, including, without limitation:

a) disposal of patents and granting of licenses to use the Company's inventions in accordance with existing patents;

b) sale (transfer) of intellectual property rights which qualify for know-how protection; granting of licenses to use know-how rights; and

c) execution of any agreement with a third party (a "Client") for the performance of research, research/development and development works, which is subject to a transfer of intellectual property rights originating from the performance of such agreements for the Client or subject to the possession of such works jointly with the Client in any form; and

(v) принятие на себя Обществом финансовой задолженности в размере превышающей двадцать пять процентов (25%) стоимости чистых активов Общества, определенной на основании данных бухгалтерской отчетности за последний отчетный период, предшествующий дню принятия решения о совершении такой сделки.

(v) incurring by the Company of financial indebtedness in the amount exceeding twenty five percent (25%) of the net assets value of the Company, as determined from the Company's accounts for the most recent accounting period preceding the day on which the decision to conclude such transaction is adopted.

5. Раздел 3.5(a) будет полностью изменен и изложен в следующей редакции:	5. Section 3.5(a) shall be amended and restated in its entirety as set forth below:
(a) Несмотря на вышесказанное, следующие действия требуют единогласного одобрения всеми Участниками Общества на Общем Собрании:	(a) Notwithstanding anything to the contrary in the foregoing, the following actions shall require the unanimous approval of the Company's Participants at a General Meeting:
(i) определение основных направлений деятельности Общества;	(i) determining the Company's principal activity areas;
(ii) изменение устава Общества, за исключением случаев, когда принятие решение меньшим количеством голосов возможно в соответствии с требованиями настоящего Соглашения, в том числе за исключением одобрения инвестиций в Общество от текущего участника, одобренного в соответствии с Разделом 3.2(с) Соглашения Участников (для одобрения которого необходимо 2/3 голосов);	(ii) amending the Company's charter except for the cases where decision cannot be approved by a lesser number of votes in accordance with this Agreement, including approval of the investment to the Company from the existing participant approved in accordance with Section 3.2(c) (which shall require 2/3 vote approval);
(iii) принятие решения о реорганизации или ликвидации Общества;	(iii) adoption of a decision on the reorganization or liquidation of the Company;
(iv) одобрение решения о принятии нового участника в Общество;	(iv) adoption of a decision on the admission of new Participants into the Company;
(v) принятие решений об одобрении сделок (нескольких взаимосвязанных сделок), указанных в пунктах (i) – (iv) Раздела 3.2(b) Соглашения об участии, если их размер превышает двадцать пять процентов (25%) стоимости имущества Общества, определенной на основании данных бухгалтерской отчетности за последний отчетный период, предшествующий дню принятия решения о совершении таких сделок;	(v) adoption of decisions on approval of the transactions (a series of related transactions) in items (i) - (iv) of Section 3.2(b) of the Participation Agreement in case their value exceeds twenty five percent (25%) of the value of the Company's assets as determined from the Company's accounts for the most recent accounting period preceding the day on which the decision to conclude such transactions is adopted;
(vi) принятие решения об одобрении сделки (нескольких взаимосвязанных сделок), указанной в пункте (v) Раздела 3.2(b) Соглашения об участии, если размер сделки превышает двадцать пять процентов (25%) стоимости чистых активов Общества, определенной на основании данных бухгалтерской отчетности за последний отчетный период, предшествующий дню принятия решения о совершении такой сделки;	(vi) adoption of a decision on approval of the transaction (a series of related transactions) in item (v) of Section 3.2(b) of the Participation Agreement in case its value exceeds twenty five percent (25%) of the net assets value of the Company as determined from the Company's accounts for the most recent accounting period preceding the day on which the decision to conclude such transaction is adopted;
(vii) принятие решения об одобрении любой сделки (нескольких взаимосвязанных сделок), связанных с приобретением, отчуждением или возможностью отчуждения Обществом прямо либо косвенно имущества, стоимость которого составляет двадцать пять процентов (25%) и более стоимости имущества Общества, определенной на	(vii) adoption of a decision on approval of any transaction (a series of related transactions) involving the acquisition, disposal or possible disposal by the Company, either directly or indirectly, of assets to a value in excess of twenty five percent (25%) of the value of the Company's assets as determined from the

основании данных бухгалтерской отчетности за последний отчетный период, предшествующий дню принятия решения о совершении такой сделки;	Company's accounts for the most recent accounting period preceding the day on which the decision to conclude such transactions is adopted;
(viii) принятие решений по любым иным вопросам, требующим одобрения Общим Собранием в соответствии с уставом Общества, федеральными законами и другими законодательными актами Российской Федерации.	(viii) such other matters as required by the Company's charter, federal laws and other legal acts of the Russian Federation to be approved by the General Meeting.
6. Раздел 3.5(b) будет полностью изменен и изложен в следующей редакции:	6. Section 3.5(b) shall be amended and restated in its entirety as set forth below:
(b) Личное присутствие CBL, БКП и г-на Могутова или присутствие их представителей, действующих по доверенности, будет необходимо для принятия решений на Общем Собрании, которые перечислены в Разделе 3.5(а) выше.	(b) The presence in person or by proxy of a representative of CBL, BCP and Mogutov shall be required for the taking of the actions at a General Meeting specified in Section 3.5(a) above.
7. Стороны обязуются реализовывать свое право голоса, предоставленное им в соответствии с Уставом Общества или применимым законодательством на Общем Собрании, голосовать на Общем Собрании за включение в устав Общества положений, определяющих структуру органов Общества и их компетенцию в соответствии с настоящей Четвертой Поправкой, и осуществлять все иные действия необходимые для того, чтобы реализовать договоренности, предусмотренные Соглашением об участии и настоящей Четвертой Поправкой.	7. The Parties shall exercise their voting rights under the Company's charter or applicable legislation at any General Meeting, vote for amending the Company's charter to provide for the structure of the Company's bodies and their competence in accordance with this Fourth Amendment and take all actions necessary to implement the arrangements referred to by the Participation Agreement and this Fourth Amendment.
8. Устранение нарушения не освобождает нарушившего Участника от его ответственности, которая возникла во время или в результате неисполнения им обязательств по настоящей Четвертой Поправке.	8. Remedy of the breach shall not absolve the breaching Participant from its responsibility that arose during or as a result of its failure to perform its obligation under this Fourth Amendment.
9. За исключением изменений, предусмотренных настоящей Четвертой Поправкой, все другие условия и положения Соглашения об участии полностью остаются в силе и не меняются.	9. All terms and provisions of the Participation Agreement other than amendments set forth in this Fourth Amendment shall remain in full force and are not subject to change.
10. Настоящая Четвертая Поправка может быть подписана в двух или более экземплярах, каждый из которых будет считаться оригиналом, и вместе со всеми другими экземплярами будет представлять собой один и тот же документ. Направление Сторонам подписанной копии данной Четвертой Поправки по электронной почте или по факсу будет считаться доставкой подписанного	10. This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Fourth Amendment to the Parties electronically or by facsimile shall be effective as delivery of an original executed counterpart

оригинала данной Четвертой Поправки, при условии, что в течение 5 (пяти) дней после отправки по электронной почте или по факсу Сторонам будет выслан оригинал такой копии.

of this Fourth Amendment, provided that it shall be followed-up by sending an original of such counterpart signature to the Parties within five (5) business days thereafter.

11. Настоящая Четвертая Поправка составлена на русском и английском языках. В случае противоречия или несоответствия двух вариантов, версия на русском языке имеет преимущественную силу.

11. This Fourth Amendment has been made in Russian and English language. In the event of a conflict or inconsistency between the English and Russian versions, the Russian version shall prevail.

В подтверждение вышеизложенного CBL, КБП и г-н Могутов подписали настоящую Четвертую Поправку к Соглашению об участии в день и год, указанные в начале настоящего документа.	In witness whereof, CBL, BCP and Mr. Mogutov have executed this Fourth Amendment to the Participation Agreement as of the date first above written.
"Кливленд БиоЛэбс, Инк.	Cleveland BioLabs, Inc.
Подпись: ___________________________	By: /S/ Leah Brownlee
Должность: Генеральный директор	Title: EVP, Compliance and Operations
ООО «УК «Биопроцесс Кэпитал Партнерс»	Managing Company Bioprocess Capital Partners LLC
Подпись: ___________________________	By: /S/ Vladimir Tezov
Должность ___________________________	Title: CEO
Михаил Александрович Могутов	Mikhail Alexandrovich Mogutov
Подпись: ___________________________	By: /S/ Mikhail Mogutov